Amendment No. 1 to Fund Participation Agreement

This Amendment (the “Amendment”), to the Fund Participation Agreement by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Lincoln Investment Advisors Corporation, a Tennessee corporation (“Adviser”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor”), and Delaware Life Insurance Company, a life insurance company organized under the laws of the State of Delaware, and Delaware Life Insurance Company of New York, a life insurance company organized under the laws of the State of New York (“Company”) is effective as of May 1 , 2023 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“FPA”), executed and effective as of April 28, 2021;

WHEREAS, effective March 13, 2023, Lincoln Investment Advisors Corporation underwent a name change to “Lincoln Financial Investments Corporation.”; and

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Exhibits A and B shall be deleted in their entirety and replaced with Exhibits A and B attached hereto.

2.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

3.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

4.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

Lincoln Variable Insurance Products Trust		Lincoln Financial Investments Corporation

By:	/s/ William P. Flory Jr.	By:	/s/ Benjamin Richer
Name:	Bill Flory	Name:	Benjamin Richer
Title:	VP, Treasurer and CAO	Title:	SVP, Head of Funds Management
Date:	4/17/2023	Date:	4/17/2023

Lincoln Financial Distributors, Inc.		Delaware Life Insurance Company

By:	/s/ Thomas O’Neill	By:	/s/ Dale R. Uthoff Jr.	Digitally signed by Dale R Uthoff Jr DN:cn=Dale R Uthoff Jr, o, ou, email=Dale.Uthoff@group1001.com, c=US Date: 2023.04.14 07:30:58-04’00’
Name:	Thomas O’Neill	Name:	Dale Uthoff
Title:	SVP	Title:	Chief Product Officer
Date:	4/17/2023	Date:	4/14/2023

Delaware Life Insurance Company of New York

By:	Dale R Uthoff Jr	Digitally signed by Dale RUthoff Jr DN:cn=Dale R Uthoff Jr, o, ou, email=Dale.Uthoff@group1001.com, c=US Date: 2023.04.14 07:32:08-04’00’
Name:	Dale Uthoff
Title:	Chief Product Officer
Date:	4/14/2023

Exhibit A

Funds

Dated as of May 1, 2023

The currently available Funds of the Trust are:

LVIP Delaware Diversified Income Fund

LVIP Delaware High Yield Fund

LVIP Delaware Limited-Term Diversified Income Fund

LVIP Delaware U.S. REIT Fund

LVIP Delaware SMID Cap Core Fund

LVIP Delaware U.S. Growth Fund

LVIP Delaware Value Fund

LVIP JPMorgan Core Bond Fund

LVIP JPMorgan Mid Cap Value Fund

LVIP JP Morgan Small Cap Core Fund

LVIP JPMorgan U.S. Equity Fund

Exhibit B

Separate Accounts of the Life Company Registered Under the 1940 Act as Unit Investment Trusts

The following separate accounts are subject to this Agreement:

Delaware Life Variable Account F

Delaware Life Variable Account G

Delaware Life Variable Account I

Delaware Life NY Variable Account C

Delaware Life NY Variable Account D

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

The following contracts are subject to this Agreement:

Corporate VUL	Futurity (NY)
Futurity	Futurity Accumulator II (NY)
Futurity II	Futurity Protector II (NY)
Futurity III	Futurity Survivorship II (NY)
Futurity Accolade	Masters Access (NY)
Futurity Accumulator	Masters Choice (NY)
Futurity Accumulator II	Masters Choice II (NY)
Futurity Corporate VUL	Masters Extra (NY)
Futurity Focus	Masters Extra II (NY)
Futurity Focus II	Masters Flex (NY)
Futurity Protector	Masters Flex II (NY)
Futurity Protector II	Masters I Share (NY)
Futurity Select 4
Futurity Survivorship II
Large Case VUL
Masters Access
Masters Choice
Masters Choice II
Masters Extra
Masters Extra II
Masters Flex
Masters Flex II
Masters I Share